UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

TRACON Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

8910 University Center Lane, Suite 700 San Diego, California	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

Effective February 25, 2015, upon the recommendation of the nominating and governance committee, the Board of Directors (the “Board”) of TRACON Pharmaceuticals, Inc. (the “Company”) appointed Dr. Stephen T. Worland to serve as a member of the Board. Dr. Worland will serve as a Class I director, with a term that will expire at the Company’s annual meeting of stockholders to be held in 2016.  There is no arrangement or understanding between Dr. Worland and any other persons pursuant to which Dr. Worland was elected as a director.

On the effective date of his election to the Board, Dr. Worland was automatically granted an initial option award under the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”), which is exercisable for up to 18,897 shares of common stock of the Company.  The option award will vest in a series of three successive equal annual installments over the three-year period measured from the date of grant, subject to Dr. Worland’s continued service. The option award is subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the related option agreement.  In addition, the Company expects to compensate Dr. Worland pursuant to the Director Compensation Policy, which provides for annual cash retainer payments as well as annual option awards. Dr. Worland has also executed the Company’s standard form of Indemnity Agreement.

Dr. Worland is currently President and Chief Executive Officer and a director of eFFECTOR Therapeutics, Inc., a company focused on new treatments for cancer, where he has served since May 2012.  Previously, Dr. Worland was President and Chief Executive Officer and a director of Anadys Pharmaceuticals, Inc., a biopharmaceutical company which discovered and developed treatments for hepatitis C and cancer, from August 2007 until the company’s acquisition by Roche in November 2011.  Dr. Worland joined Anadys in 2001 and served in a number of executive roles prior to being named Chief Executive Officer, including President, Pharmaceuticals, and Chief Scientific Officer.  Dr. Worland began his healthcare industry career at Agouron Pharmaceuticals, Inc. and remained with the company through its successful commercialization of an HIV protease inhibitor and successive acquisitions by Warner-Lambert and Pfizer.  During this period, Dr. Worland held a number of positions, including Vice President, Antiviral Research and Director, Molecular Biology and Biochemistry.  Dr. Worland was a National Institutes of Health Postdoctoral Fellow in Molecular Biology at Harvard University.  Dr. Worland received his B.S. with highest honors in Biological Chemistry from the University of Michigan and his Ph.D. in Chemistry from the University of California, Berkeley.

A copy of a press release issued on February 27, 2015 announcing the appointment of Dr. Worland to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Dated: February 27, 2015
	By:	/s/ Charles P. Theuer, M.D., Ph.D.

Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 27, 2015.